UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2004

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2004, Diedrich Coffee, Inc., along with two of its wholly-owned subsidiaries, Gloria Jean’s Gourmet Coffees Corp. and Gloria Jean’s Gourmet Coffees Franchising Corp. (collectively, the “Company”), entered into a definitive agreement with Jireh International Pty. Ltd., the Company’s current Gloria Jean’s franchisee in Australia, and certain of its affiliates, pursuant to which the Company agreed to sell its Gloria Jean’s international franchise operations for $16 million in cash. There are also related license and consulting agreements under which the Company will receive $7.25 million over a six-year period. The acquisition is subject to a number of customary conditions and is expected to close in January 2005.

Pursuant to the definitive agreement, the purchasers will acquire certain international Gloria Jean’s trademarks and the Company’s interest in all existing international Gloria Jean’s master franchise agreements. After all payments have been made to the Company under the license and consulting agreements, the remainder of the Gloria Jean’s trademarks (including the United States trademarks) will be transferred to the purchasers. Thereafter, the Company’s existing United States-based Gloria Jean’s subsidiaries will continue to operate, franchise and develop Gloria Jean’s brand stores in the United States under a perpetual, royalty-free master franchise agreement with the purchasers.

In the six-year period before the purchasers complete their payments to the Company, the purchasers will have a right of first refusal to purchase the Company’s Gloria Jean’s United States operations if the Company proposes to transfer all or substantially all of such operations. In addition, during the two-year period following the closing, the Company will agree not to operate or franchise retail gourmet coffee stores outside of the United States and Puerto Rico.

As of December 6, 2004, there were 316 international Gloria Jean’s franchise units, including 225 in Australia. After the completion of the proposed transaction, all Gloria Jean’s locations outside of the United States will be affiliated with the purchasers.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated December 6, 2004

99.2	Asset Purchase Agreement, dated December 5, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2004

DIEDRICH COFFEE, INC.

By:	/s/ Roger M. Laverty
Roger M. Laverty
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 6, 2004

99.2	Asset Purchase Agreement, dated December 5, 2004